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                                                                   EXHIBIT 10.13


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 3 to Employment Agreement (this "Amendment") is made and entered into by and between FTP Software, Inc., a Massachusetts corporation (the "Company"), and John A. Kimberley ("Employee"), effective as of the 19th day of June, 1997.

WHEREAS, the Company and Employee have entered into an Employment Agreement (the "Agreement") dated as of the Effective Time (as defined in that certain Amended and Restated Agreement and Plan of Merger, dated as of May 21, 1996, among the Company, Firefox Acquisition Corp. and Firefox Communications Inc.); and

WHEREAS, the Company and Employee desire to extend the term of the Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. EXTENSION OF TERM. The term of the Agreement is hereby extended to September 30, 1997. From and after the date hereof, the term "Term" as used in the Agreement shall mean the period beginning at the Effective Time and ending on September 30, 1997.

2. EFFECT ON AGREEMENT. Except as specifically amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Employee, effective as of the date first above written.

EMPLOYEE:                         FTP SOFTWARE, INC.


/s/ JOHN A. KIMBERLEY             By: /s/ GLENN C. HAZARD
-----------------------------         -------------------------------------
John A. Kimberley                     Glenn C. Hazard
                                      President and Chief Executive Officer